Exhibit 1


                             JOINT FILING AGREEMENT

     The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of Bio-Plexus, Inc., and hereby affirm that this Schedule 13D is being filed on behalf of each of the undersigned.

Dated: June 3, 2002            ComVest Venture Partners, LP

                               By: ComVest Management, LLC, its
                                   General partner

                                   By:  /s/ Michael S. Falk
                                        ---------------------------------
                                        Name: Michael S. Falk
                                        Title: Manager

Dated: June 3, 2002            ComVest Management, LLC

                               By: /s/ Michael S. Falk
                                   --------------------------------------
                                   Name: Michael S. Falk
                                   Title: Manager

Dated: June 3, 2002            RMC Capital, LLC

                               By: /s/ Robert Priddy
                                   -----------------------------------------
                                   Name: Robert Priddy
                                   Title: Manager


Dated: June 3, 2002                      /s/ Michael S. Falk
                                --------------------------------------------
                                             Michael S. Falk


Dated: June 3, 2002                      /s/ Robert Priddy
                                --------------------------------------------
                                             Robert Priddy